Exhibit 99.1

Press Contacts:

John Stewart	Joan Geoghegan
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
jstewart@progress.com	progress@schwartz-pr.com
PROGRESS SOFTWARE RECEIVES ADDITIONAL NOTICE FROM NASDAQ
DUE TO LATE FILING OF FORM 10-Q
COMPANY GRANTED CONDITIONAL NASDAQ LISTING
BEDFORD, Mass., October 19, 2006—Progress Software Corporation (NASDAQ: PRGS) a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced that, as a result of the delay in filing its Quarterly Report on Form 10-Q for the three months ended August 31, 2006, it has received a Nasdaq Staff Determination Letter dated October 13, 2006 indicating that the Company’s common stock is subject to delisting from the Nasdaq Global Select Market pursuant to Nasdaq Marketplace Rule 4310(c)(14). Progress Software has previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the three months ended May 31, 2006.
Progress Software also announced today that on October 18, 2006, it received a letter from the Nasdaq Stock Market indicating that the Nasdaq Listing Qualifications Panel has granted the company’s request for continued listing of the Company’s securities on the Nasdaq Global Select Market, subject to the conditions that: (1) on or before November 30, 2006, the Company must file with the Securities and Exchange Commission the Company’s Form 10-Q for the three months ended May 31, 2006, its Form 10-Q for the three months ended August 31, 2006, and all required restatements; and (2) on or about November 17, 2006, the Company must provide the Nasdaq Hearings Department with additional information regarding the Company’s internal review of its historical stock option practices and related accounting.
Although the Company expects to file all required reports with the SEC by November 30, 2006 and to meet all other conditions required by Nasdaq for continued listing of its common stock, it can provide no assurance that it will be able to do so.
Safe Harbor Statement

Except for the historical information and discussions contained herein, statements contained in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company’s expectation that it will file all required reports with the SEC by November 30, 2006 and meet all other conditions required by Nasdaq for continued listing of its common stock. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the possibility that the ongoing review of the Company’s stock option grant practices may expand in scope and/or result in additional charges; unanticipated consequences of any restatement; the risk that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the Company, including additional tax liabilities; the risk that the Company’s internal control over financial reporting and disclosure controls and procedures are not, and have not been, effective; the risk that the Company will be unable to comply with its SEC filing obligations in a timely manner; the risk that the Nasdaq Stock Market will delist the Company’s common stock; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including additional shareholder litigation and more formal proceedings by the SEC or other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The Company undertakes no obligation to update information contained in this report. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.